Exhibit 99.2

INVESTOR SUMMARY February 23, 2015

DISH NETWORK REPORTS YEAR-END 2014 FINANCIAL RESULTS

ENGLEWOOD, Colo., Feb. 23, 2015 – DISH Network Corporation (NASDAQ: DISH) reported 2014 total revenue of $14.6 billion compared to $13.9 billion in 2013, an increase of 5.3 percent. Net income attributable to DISH Network in 2014 increased 17.0 percent to $945 million from $807 million in 2013. Diluted earnings per share were $2.04 in 2014, compared with $1.76 in 2013.

For the full year, DISH activated approximately 2.601 million gross new Pay-TV subscribers compared to approximately 2.666 million in 2013. DISH ended 2014 with approximately 13.978 million Pay-TV subscribers compared with approximately 14.057 million at the end of 2013.

Pay-TV average monthly revenue per subscriber was $83.77 during 2014 versus $80.37 in 2013. Pay-TV average monthly subscriber churn for 2014 increased slightly to 1.59 percent from 1.58 percent in 2013.

DISH added approximately 141,000 net broadband subscribers in 2014, bringing its total broadband subscriber base to approximately 577,000 compared to approximately 436,000 at the close of 2013.

Detailed financial data and other information are available in DISH Network's Form 10-K for the year ended Dec. 31, 2014, filed today with the Securities and Exchange Commission.

DISH Network will host its fourth quarter and full-year 2014 financial results conference call today at noon Eastern time. The dial-in numbers are (800) 616-6729 (U.S. toll-free) or (763) 488-9145, conference ID number 85142160.

About DISH

DISH Network Corp. (NASDAQ: DISH), through its subsidiaries, provides approximately 13.978 million pay-TV subscribers, as of Dec. 31, 2014, with the highest-quality programming and technology with the most choices at the best value. Subscribers enjoy a high definition line-up with more than 200 national HD channels, the most international channels, and award-winning HD and DVR technology. DISH Network Corporation is a Fortune 250 company. Visit www.dish.com.

DISH 2014 Financial Results
Conference Call – Noon ET Today
U.S. or Canada 800-616-6729
Internationally 763-488-9145
Conference ID: 85142160

TABLE OF CONTENTS

DISH Segment - Pay-TV Metrics 3
DISH Segment - Broadband Metrics 5
Selected Financial Results 6
Consolidated Balance Sheets 9
Consolidated Statements of Operations 10
Consolidated Statements of Cash Flows 11
Results of Operations 2014 vs. 2013 12
Selected Quarterly Data 13
Quarterly Non-GAAP Reconciliations 14
Cautionary Statement Concerning Forward-Looking Statements 15

2

DISH SEGMENT – PAY-TV METRICS 3 DISH INVESTOR SUMMARY Pay-TV Net Additions DISH lost approximately 79,000 net Pay-TV subscribers during the year ended December 31, 2014, compared to the addition of approximately 1,000 net Pay-TV subscribers during the same period in 2013. The decrease in net Pay-TV subscriber additions versus the same period in 2013 primarily resulted from lower gross new Pay-TV subscriber activations and programming interruptions in connection with the scheduled expiration of certain programming carriage contracts with several content providers. 89 1 (79) 2012 2013 2014 Pay-TV Net Additions In thousands 2,739 2,666 2,601 2012 2013 2014 Pay-TV Gross Activations In thousands 1.57% 1.58% 1.59% 2012 2013 2014 Pay-TV Churn Rate In percentage Pay-TV Churn Our Pay-TV churn rate for the year ended December 31, 2014 was 1.59% compared to 1.58% for the same period in 2013. Our Pay-TV churn rate continues to be adversely affected by increased competitive pressures, including aggressive marketing and discounted promotional offers. Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, price increases, programming interruptions in connection with the scheduled expiration of certain programming carriage contracts with several content providers, our ability to control piracy and other forms of fraud, and the level of our retention efforts. Pay-TV Gross Activations During the year ended December 31, 2014, DISH activated approximately 2.601 million gross new Pay-TV subscribers compared to approximately 2.666 million gross new Pay- TV subscribers during the same period in 2013, a decrease of 2.4%. Our gross new Pay-TV subscriber activations during 2014 were negatively impacted by programming interruptions in connection with the scheduled expiration of certain programming carriage contracts with several content providers. In addition, our gross new Pay-TV subscriber activations continue to be negatively impacted by increased competitive pressures, including aggressive marketing, discounted promotional offers, and more aggressive retention efforts.

DISH SEGMENT – PAY-TV METRICS-CONTINUED

Pay-TV Subscribers

DISH ended the year with 13.978 million Pay-TV subscribers compared to 14.057 million Pay-TV subscribers at the end of 2013.


Pay-TV Subscribers
In thousands
14,056
14,057
13,978
2012
2013
2014

Pay-TV ARPU

Pay-TV average monthly revenue per subscriber (Pay-TV ARPU) was $83.77 during the year ended December 31, 2014 versus $80.37 during the same period in 2013. The $3.40 or 4.2% increase in Pay-TV ARPU was primarily attributable to the programming package price increases in February 2014 and 2013 and higher hardware related revenue, partially offset by a shift in programming package mix.


Pay-TV ARPU
Dollars
$76.98
$80.37
$83.77
2012
2013
2014

Pay-TV SAC

Pay-TV Subscriber Acquisition Cost (Pay-TV SAC) was $853 during the year ended December 31, 2014 compared to $866 during the same period in 2013, a decrease of $13 or 1.5%. This change was primarily attributable to a decrease in hardware costs per activation, partially offset by an increase in advertising costs. The decrease in hardware costs per activation was driven by a reduction in manufacturing costs for next generation Hopper receiver systems and a higher percentage of remanufactured receivers being activated on new subscriber accounts.


Pay-TV SAC
Dollars
$784
$866
$853
2012
2013
2014

DISH INVESTOR SUMMARY 4

DISH SEGMENT – BROADBAND METRICS

Broadband Net Additions

DISH gained approximately 141,000 net Broadband subscribers during the year ended December 31, 2014 compared to the addition of approximately 253,000 net Broadband subscribers during the same period in 2013. This decrease in net Broadband subscriber additions versus the same period in 2013 resulted from lower gross new Broadband subscriber activations and a higher number of customer disconnects.



Broadband Net Additions
In thousands
78
253
141
2012
2013
2014

Broadband Gross Activations

During the years ended December 31, 2014 and 2013, DISH activated approximately 295,000 and 343,000 gross new Broadband subscribers, respectively. Gross new Broadband subscriber activations declined primarily due to stricter credit policies and satellite capacity constraints in certain geographic areas.



Broadband Gross Activations
In thousands
121
343
295
2012
2013
2014

Broadband Subscribers

DISH ended the year with 577,000 Broadband subscribers compared to 436,000 Broadband subscribers at the end of 2013.



Broadband Subscribers
In thousands
183
436
577
2012
2013
2014

DISH INVESTOR SUMMARY 5

SELECTED FINANCIAL RESULTS 6 DISH INVESTOR SUMMARY Subscriber-Related Revenue Subscriber-related revenue totaled $14.495 billion for the year ended December 31, 2014, an increase of $730 million or 5.3% compared to the same period in 2013. The change in Subscriber-related revenue from the same period in 2013 was primarily related to the increase in Pay-TV ARPU discussed previously and increased revenue from broadband services. Included in Subscriber-related revenue was $376 million and $221 million of revenue related to our broadband services for the years ended December 31, 2014 and 2013, respectively. $13,065 $13,765 $14,495 2012 2013 2014 Subscriber-Related Revenue Dollars in millions $7,254 $7,818 $8,313 2012 2013 2014 Subscriber-Related Expenses Dollars in millions $637 $807 $945 2012 2013 2014 Net Income (Loss) Dollars in millions Subscriber-Related Expenses Subscriber-related expenses totaled $8.313 billion during the year ended December 31, 2014, an increase of $495 million or 6.3% compared to the same period in 2013. The increase in Subscriber-related expenses was primarily attributable to higher pay-TV programming costs and higher Broadband subscriber-related expenses due to the increase in our Broadband subscriber base, partially offset by a one-time reduction in programming related expense. The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates. Included in Subscriber-related expenses was $242 million and $143 million of expense related to our broadband services for the years ended December 31, 2014 and 2013, respectively. Net Income (Loss) Net income attributable to DISH Network was $945 million during the year ended December 31, 2014, an increase of $137 million compared to $807 million for the same period in 2013. Note that net income for the year ended December 31, 2013 was negatively impacted by the $438 million impairment charge for the T2 and D1 satellites, partially offset by the positive impact of “Other, net” income of $385 million. Net income for the year ended December 31, 2012 was negatively impacted by $730 million of litigation expense related to the Voom Settlement Agreement.

SELECTED FINANCIAL RESULTS-CONTINUED

Adjusted EBITDA

Adjusted EBITDA was $2.849 billion during the year ended December 31, 2014, an increase of $44 million or 1.6% compared to the same period in 2013. Adjusted EBITDA for the year ended December 31, 2013 was negatively impacted by the $438 million impairment charge for the T2 and D1 satellites, partially offset by the positive impact of "Other, net" income of $385 million.

Note that adjusted EBITDA for the year ended December 31, 2012 was negatively impacted by $730 million of litigation expense related to the Voom Settlement Agreement.


Adjusted EBITDA
Dollars in millions
$2,407
$2,805
$2,849
2012
2013
2014

Non-GAAP Reconciliation-
Adjusted EBITDA to Net Income

	For the Years Ended December 31, 2014	2013	2012
		(In thousands)	
Adjusted EBITDA	$ 2,848,837	$ 2,804,807	$ 2,407,486
Interest, net	(549,368)	(596,120)	(437,145)
Income tax (provision) benefit, net	(276,840)	(299,826)	(331,991)
Depreciation and amortization	(1,077,936)	(1,054,026)	(964,484)
Income (loss) from continuing operations attributable to DISH Network	$ 944,693	$ 854,835	$ 673,866
Plus: Income (loss) from discontinued operations, net of tax	-	(47,343)	(37,179)
Net income (loss) attributable to DISH Network	$ 944,693	$ 807,492	$ 636,687

Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). Adjusted EBITDA is defined as "Net income (loss) attributable to DISH Network" less "Net income (loss) from discontinued operations, net of tax" plus "Interest expense, net of amounts capitalized" net of "Interest income," "Income tax (provision) benefit, net" and "Depreciation and amortization." Adjusted EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States ("GAAP") and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. Adjusted EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, Adjusted EBITDA measures the amount of income from continuing operations generated each period that could be used to service debt, pay taxes and fund capital expenditures. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

DISH INVESTOR SUMMARY 7

SELECTED FINANCIAL RESULTS-CONTINUED 8 DISH INVESTOR SUMMARY Adjusted Free Cash Flow (FCF) Adjusted free cash flow was $1.192 billion in 2014 and $1.056 billion in 2013. Note that adjusted free cash flow in 2012 includes the negative impact of $676 million of payments for the Voom Settlement Agreement. Adjusted free cash flow. We define Adjusted free cash flow as “Net cash flows from operating activities from continuing operations” less “Purchases of property and equipment,” as shown on our Consolidated Statements of Cash Flows. We believe adjusted free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions, and for certain other activities. Adjusted free cash flow is not a measure determined in accordance with GAAP and should not be considered a substitute for “Operating income,” “Net income,” “Net cash flows from operating activities” or any other measure determined in accordance with GAAP. Since adjusted free cash flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure “Net cash flows from operating activities from continuing operations.” Non-GAAP Reconciliation- FCF to Cash From Operations $1,058 $1,056 $1,192 2012 2013 2014 Adjusted Free Cash Flow Dollars in millions 2014 2013 2012 Adjusted free cash flow 1,192,270 $ 1,055,698 $ 1,058,384 $ Add back: Purchase of property and equipment 1,215,861 1,253,499 945,334 Net cash flows from operating activities from continuing operations 2,408,131 $ 2,309,197 $ 2,003,718 $ For the Years Ended December 31, (In thousands)

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)

	As of December 31, 2014	2013
Assets		
Current Assets:		
Cash and cash equivalents	$ 7,104,496	$ 4,700,022
Marketable investment securities	2,131,745	5,039,382
Trade accounts receivable - other, net of allowance for doubtful accounts of $23,603 and $15,981, respectively	920,103	902,416
Trade accounts receivable - EchoStar, net of allowance for doubtful accounts of zero	31,390	55,102
Inventory	493,754	512,707
Deferred tax assets	25,667	129,864
Prepaid income taxes	32,435	118,021
Current assets - discontinued operations	-	68,239
Derivative financial instruments	383,460	292,507
FCC auction deposits	1,320,000	328,134
Other current assets	134,684	167,052
Total current assets	12,577,734	12,313,446
Noncurrent Assets:		
Restricted cash and marketable investment securities	86,984	94,861
Property and equipment, net	3,773,539	4,097,711
FCC authorizations	4,968,171	3,296,665
Marketable and other investment securities	327,250	151,273
Noncurrent assets - discontinued operations	-	9,965
Other noncurrent assets, net	373,784	392,509
Total noncurrent assets	9,529,728	8,042,984
Total assets	$22,107,462	$20,356,430
Liabilities and Stockholders' Equity (Deficit)		
Current Liabilities:		
Trade accounts payable - other	$ 165,324	$ 281,932
Trade accounts payable - EchoStar	251,669	355,023
Deferred revenue and other	891,373	843,386
Accrued programming	1,376,130	1,242,129
Accrued interest	227,158	232,734
Other accrued expenses	519,404	512,081
Current liabilities - discontinued operations	-	49,471
Current portion of long-term debt and capital lease obligations	681,467	1,034,893
Total current liabilities	4,112,525	4,551,649
Long-Term Obligations, Net of Current Portion:		
Long-term debt and capital lease obligations, net of current portion	13,782,313	12,596,793
Deferred tax liabilities	1,882,711	1,945,690
Long-term liabilities - discontinued operations	-	19,804
Long-term deferred revenue, distribution and carriage payments and other long-term liabilities	276,281	245,489
Total long-term obligations, net of current portion	15,941,305	14,807,776
Total liabilities	20,053,830	19,359,425
Commitments and Contingencies		
Redeemable noncontrolling interests	41,498	-
Stockholders' Equity (Deficit):		
Class A common stock, $.01 par value, 1,600,000,000 shares authorized, 279,406,646 and 275,950,537 shares issued, 223,288,386 and 219,832,277 shares outstanding, respectively	2,794	2,760
Class B common stock, $.01 par value, 800,000,000 shares authorized, 238,435,208 shares issued and outstanding	2,384	2,384
Additional paid-in capital	2,678,791	2,588,224
Accumulated other comprehensive income (loss)	174,507	173,872
Accumulated earnings (deficit)	723,992	(220,701)
Treasury stock, at cost	(1,569,459)	(1,569,459)
Total DISH Network stockholders' equity (deficit)	2,013,009	977,080
Noncontrolling interests	(875)	19,925
Total stockholders' equity (deficit)	2,012,134	997,005
Total liabilities and stockholders' equity (deficit)	$22,107,462	$20,356,430

DISH INVESTOR SUMMARY 9

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

	For the Years Ended December 31,		
	2014	2013	2012
Revenue:			
Subscriber-related revenue	$14,495,091	$13,764,774	$13,064,936
Equipment sales and other revenue	85,815	94,855	98,480
Equipment sales, services and other revenue - EchoStar	62,481	45,236	17,918
Total revenue	14,643,387	13,904,865	13,181,334
Costs and Expenses (exclusive of depreciation shown separately below):			
Subscriber-related expenses	8,313,046	7,818,061	7,254,458
Satellite and transmission expenses	693,114	535,541	466,240
Cost of sales - equipment, services and other	107,777	91,902	97,965
Subscriber acquisition costs:			
Cost of sales - subscriber promotion subsidies	255,913	281,772	267,133
Other subscriber acquisition costs	988,718	1,093,214	977,437
Subscriber acquisition advertising	566,687	467,884	442,757
Total subscriber acquisition costs	1,811,318	1,842,870	1,687,327
General and administrative expenses	815,745	776,711	722,045
Litigation expense	-	-	730,457
Depreciation and amortization	1,077,936	1,054,026	964,484
Impairment of long-lived assets	-	437,575	-
Total costs and expenses	12,818,936	12,556,686	11,922,976
Operating income (loss)	1,824,451	1,348,179	1,258,358
Other Income (Expense):			
Interest income	61,841	148,865	99,091
Interest expense, net of amounts capitalized	(611,209)	(744,985)	(536,236)
Other, net	(69,341)	384,856	173,697
Total other income (expense)	(618,709)	(211,264)	(263,448)
Income (loss) before income taxes	1,205,742	1,136,915	994,910
Income tax (provision) benefit, net	(276,840)	(299,826)	(331,991)
Income (loss) from continuing operations	928,902	837,089	662,919
Income (loss) from discontinued operations, net of tax	-	(47,343)	(37,179)
Net income (loss)	928,902	789,746	625,740
Less: Income (loss) attributable to noncontrolling interests, net of tax	(15,791)	(17,746)	(10,947)
Net income (loss) attributable to DISH Network	$ 944,693	$ 807,492	$ 636,687
Weighted-average common shares outstanding - Class A and B common stock:			
Basic	460,126	456,044	450,264
Diluted	462,927	459,166	452,899
Earnings per share - Class A and B common stock:			
Basic net income (loss) per share from continuing operations attributable to DISH Network	$ 2.05	$ 1.87	$ 1.49
Basic net income (loss) per share from discontinued operations	-	(0.10)	(0.08)
Basic net income (loss) per share attributable to DISH Network	$ 2.05	$ 1.77	$ 1.41
Diluted net income (loss) per share from continuing operations attributable to DISH Network	$ 2.04	$ 1.86	$ 1.49
Diluted net income (loss) per share from discontinued operations	-	(0.10)	(0.08)
Diluted net income (loss) per share attributable to DISH Network	$ 2.04	$ 1.76	$ 1.41

DISH INVESTOR SUMMARY 10

CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) 11 DISH INVESTOR SUMMARY 2014 2013 2012 Cash Flows From Operating Activities: Net income (loss) 928,902 $ 789,746 $ 625,740 $ Less: Income (loss) from discontinued operations, net of tax - (47,343) (37,179) Income (loss) from continuing operations 928,902 $ 837,089 $ 662,919 $ Adjustments to reconcile net income (loss) to net cash flows from operating activities: Depreciation and amortization 1,077,936 1,054,026 964,484 Impairment of long-lived assets - 437,575 - Realized and unrealized losses (gains) on investments 60,515 (387,675) (172,314) Non-cash, stock-based compensation 34,153 29,730 39,327 Deferred tax expense (benefit) 134,535 126,194 369,224 Other, net 137,544 65,987 8,241 Changes in current assets and current liabilities: Trade accounts receivable - other (17,407) (69,086) (64,364) Allowance for doubtful accounts 8,649 2,147 1,919 Advances (to) from discontinued operations - 48,803 (34,075) Prepaid income taxes 85,586 26,397 (110,608) Trade accounts receivable - EchoStar 23,712 (28,142) (2,284) Inventory (5,090) (12,654) 85,321 Other current assets (2,583) (71,324) 27,222 Trade accounts payable (106,808) 35,895 90,303 Trade accounts payable - EchoStar (103,355) 73,157 54,636 Deferred revenue and other 47,988 3,497 22,425 Accrued programming and other accrued expenses 103,854 137,581 61,342 Net cash flows from operating activities from continuing operations 2,408,131 2,309,197 2,003,718 Net cash flows from operating activities from discontinued operations, net (30,007) (36,732) 8,157 Cash Flows From Investing Activities: Purchases of marketable investment securities (4,119,489) (6,356,136) (3,971,451) Sales and maturities of marketable investment securities 7,054,104 4,999,639 2,046,648 Purchases of derivative financial instruments (149,969) (805,996) - Settlement of derivative financial instruments - 718,847 - Purchases of property and equipment (1,215,861) (1,253,499) (945,334) Change in restricted cash and marketable investment securities 7,886 38,782 (2,177) DBSD North America Transaction, less cash acquired of $5,230 - - (40,015) TerreStar Transaction - - (36,942) Purchases of FCC authorizations - H Block wireless spectrum licenses (1,343,372) (328,134) - AWS-3 auction deposits (1,320,000) - - Other, net 102,777 (48,360) (54,811) Net cash flows from investing activities from continuing operations (983,924) (3,034,857) (3,004,082) Net cash flows from investing activities from discontinued operations, net, including $0, $1,782, and $12,232 of purchases of property and equipment, respectively 20,847 13,773 (15,132) Cash Flows From Financing Activities: Proceeds from issuance of long-term debt 2,000,000 2,300,000 4,400,000 Proceeds from issuance of restricted debt - 2,600,000 - Redemption of restricted debt - (2,600,000) - Funding of restricted debt escrow - (2,596,750) - Release of restricted debt escrow - 2,596,771 - Repurchases and redemption of long-term debt (1,099,999) (500,000) - Debt issuance costs (7,677) (11,146) (13,246) Repayment of long-term debt and capital lease obligations (31,653) (37,869) (36,090) Net proceeds from Class A common stock options exercised and stock issued under the Employee Stock Purchase Plan 50,934 76,512 94,852 Cash dividend on Class A and Class B common stock - - (452,890) Other 68,662 24,422 11,307 Net cash flows from financing activities from continuing operations 980,267 1,851,940 4,003,933 Net cash flows from financing activities from discontinued operations, net - (435) (1,449) Effect of exchange rates on cash and cash equivalents from discontinued operations - 156 1,887 Net increase (decrease) in cash and cash equivalents from continuing operations 2,404,474 1,126,280 3,003,569 Cash and cash equivalents, beginning of period from continuing operations 4,700,022 3,573,742 570,173 Cash and cash equivalents, end of period from continuing operations 7,104,496 $ 4,700,022 $ 3,573,742 $ Net increase (decrease) in cash and cash equivalents from discontinued operations (9,160) (23,238) (6,537) Cash and cash equivalents, beginning of period from discontinued operations 9,160 32,398 38,935 Cash and cash equivalents, end of period from discontinued operations - $ 9,160 $ 32,398 $ For the Years Ended December 31,

RESULTS OF OPERATIONS
2014 VS. 2013

(In thousands)

Statements of Operations Data	For the Years Ended December 31, 2014	2013	Variance Amount	%
		(In thousands)		
Revenue:				
Subscriber-related revenue	$ 14,495,091	$ 13,764,774	$ 730,317	5.3
Equipment sales and other revenue	85,815	94,855	(9,040)	(9.5)
Equipment sales, services and other revenue - EchoStar	62,481	45,236	17,245	38.1
Total revenue	14,643,387	13,904,865	738,522	5.3
Costs and Expenses:				
Subscriber-related expenses	8,313,046	7,818,061	494,985	6.3
% of Subscriber-related revenue	**57.4%**	**56.8%**		
Satellite and transmission expenses	693,114	535,541	157,573	29.4
% of Subscriber-related revenue	**4.8%**	**3.9%**		
Cost of sales - equipment, services and other	107,777	91,902	15,875	17.3
Subscriber acquisition costs	1,811,318	1,842,870	(31,552)	(1.7)
General and administrative expenses	815,745	776,711	39,034	5.0
% of Total revenue	**5.6%**	**5.6%**		
Depreciation and amortization	1,077,936	1,054,026	23,910	2.3
Impairment of long-lived assets	-	437,575	(437,575)	*
Total costs and expenses	12,818,936	12,556,686	262,250	2.1
Operating income (loss)	1,824,451	1,348,179	476,272	35.3
Other Income (Expense):				
Interest income	61,841	148,865	(87,024)	(58.5)
Interest expense, net of amounts capitalized	(611,209)	(744,985)	133,776	18.0
Other, net	(69,341)	384,856	(454,197)	*
Total other income (expense)	(618,709)	(211,264)	(407,445)	*
Income (loss) before income taxes	1,205,742	1,136,915	68,827	6.1
Income tax (provision) benefit, net	(276,840)	(299,826)	22,986	7.7
Effective tax rate	**23.0%**	**26.4%**		
Income (loss) from continuing operations	928,902	837,089	91,813	11.0
Income (loss) from discontinued operations, net of tax	-	(47,343)	47,343	*
Net income (loss)	928,902	789,746	139,156	17.6
Less: Net income (loss) attributable to noncontrolling interests	(15,791)	(17,746)	1,955	11.0
Net income (loss) attributable to DISH Network	$ 944,693	$ 807,492	$ 137,201	17.0
Other Data:				
Pay-TV subscribers, as of period end (in millions)	13.978	14.057	(0.079)	(0.6)
Pay-TV subscriber additions, gross (in millions)	2.601	2.666	(0.065)	(2.4)
Pay-TV subscriber additions, net (in millions)	(0.079)	0.001	(0.080)	*
Pay-TV average monthly subscriber churn rate	1.59%	1.58%	0.01%	0.6
Pay-TV average subscriber acquisition cost per subscriber ("Pay-TV SAC")	$ 853	$ 866	$ (13)	(1.5)
Pay-TV average monthly revenue per subscriber ("Pay-TV ARPU")	$ 83.77	$ 80.37	$ 3.40	4.2
Broadband subscribers, as of period end (in millions)	0.577	0.436	0.141	32.3
Broadband subscriber additions, gross (in millions)	0.295	0.343	(0.048)	(14.0)
Broadband subscriber additions, net (in millions)	0.141	0.253	(0.112)	(44.3)
Adjusted EBITDA	$ 2,848,837	$ 2,804,807	$ 44,030	1.6

* Percentage is not meaningful.

DISH INVESTOR SUMMARY 12

SELECTED QUARTERLY DATA

	As of and for the Three Months Ended			
	March 31	June 30	September 30	December 31
2014 Other Quarterly Data (Unaudited)				
Pay-TV Metrics				
Pay-TV subscribers, as of period end (in millions)	14.097	14.053	14.041	13.978
Pay-TV subscriber additions, gross (in millions)	0.639	0.656	0.691	0.615
Pay-TV subscriber additions, net (in millions)	0.040	(0.044)	(0.012)	(0.063)
Pay-TV average monthly subscriber churn rate	1.42%	1.66%	1.67%	1.61%
Pay-TV average subscriber acquisition cost per subscriber ("Pay-TV SAC")	$ 862	$ 846	$ 861	$ 840
Pay-TV average monthly revenue per subscriber ("Pay-TV ARPU")	$ 82.36	$ 84.15	$ 84.39	$ 84.17
Broadband Metrics (in millions)				
Broadband subscribers, as of period end	0.489	0.525	0.553	0.577
Broadband subscriber additions, gross	0.083	0.076	0.072	0.064
Broadband subscriber additions, net	0.053	0.036	0.028	0.024
Selected Financial Data (in thousands)				
Subscriber-related revenue	$ 3,556,187	$ 3,645,101	$ 3,647,850	$ 3,645,953
Subscriber-related expenses	$ 2,069,132	$ 2,104,236	$ 2,132,583	$ 2,007,095
Income (loss) from continuing operations	$ 170,817	$ 207,129	$ 143,035	$ 407,921
Net income (loss) attributable to DISH Network	$ 175,931	$ 213,313	$ 145,519	$ 409,930
Adjusted EBITDA	$ 695,443	$ 741,657	$ 604,794	$ 806,943
2013 Other Quarterly Data (Unaudited)				
Pay-TV Metrics				
Pay-TV subscribers, as of period end (in millions)	14.092	14.014	14.049	14.057
Pay-TV subscriber additions, gross (in millions)	0.654	0.624	0.734	0.654
Pay-TV subscriber additions, net (in millions)	0.036	(0.078)	0.035	0.008
Pay-TV average monthly subscriber churn rate	1.47%	1.67%	1.66%	1.53%
Pay-TV average subscriber acquisition cost per subscriber ("Pay-TV SAC")	$ 882	$ 883	$ 842	$ 863
Pay-TV average monthly revenue per subscriber ("Pay-TV ARPU") (1)	$ 78.44	$ 80.81	$ 80.98	$ 81.24
Broadband Metrics (in millions)				
Broadband subscribers, as of period end	0.249	0.310	0.385	0.436
Broadband subscriber additions, gross	0.083	0.079	0.101	0.080
Broadband subscriber additions, net	0.066	0.061	0.075	0.051
Selected Financial Data (in thousands)				
Subscriber-related revenue	$ 3,348,167	$ 3,452,764	$ 3,463,753	$ 3,500,090
Subscriber-related expenses	$ 1,911,593	$ 1,924,020	$ 1,976,712	$ 2,005,736
Income (loss) from continuing operations	$ 212,234	$ (8,720)	$ 343,324	$ 290,251
Net income (loss) attributable to DISH Network	$ 215,598	$ (11,052)	$ 314,908	$ 288,038
Adjusted EBITDA	$ 698,109	$ 430,573	$ 787,845	$ 888,280

(1) For the quarters ended March 31, June 30, and September 30, 2013, Pay-TV ARPU has been adjusted by $0.10, $0.09, and $0.07, respectively, to exclude discontinued operations.

DISH INVESTOR SUMMARY 13

QUARTERLY NON-GAAP RECONCILIATIONS 14 DISH INVESTOR SUMMARY The following tables reconcile quarterly Adjusted EBITDA with the most directly comparable financial measure calculated and presented in accordance with GAAP. March 31 June 30 September 30 December 31 2014 Quarterly Non-GAAP Reconciliations (Unaudited) Adjusted EBITDA 695,443 $ 741,657 $ 604,794 $ 806,943 $ Interest, net (161,830) (134,557) (129,296) (123,685) Income tax (provision) benefit, net (108,462) (121,892) (60,089) 13,603 Depreciation and amortization (249,220) (271,895) (269,890) (286,931) Net income (loss) attributable to DISH Network 175,931 $ 213,313 $ 145,519 $ 409,930 $ 2013 Quarterly Non-GAAP Reconciliations (Unaudited) Adjusted EBITDA 698,109 $ 430,573 $ 787,845 $ 888,280 $ Interest, net (124,364) (170,986) (149,427) (151,343) Income tax (provision) benefit, net (126,419) 40,357 (38,140) (175,624) Depreciation and amortization (230,170) (304,642) (253,036) (266,178) Income (loss) from continuing operations attributable to DISH Network 217,156 (4,698) 347,242 295,135 Plus: Income (loss) from discontinued operations, net of tax (1,558) (6,354) (32,334) (7,097) Net income (loss) attributable to DISH Network 215,598 $ (11,052) $ 314,908 $ 288,038 $ For the Three Months Ended (In thousands)

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS 15 DISH INVESTOR SUMMARY Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of DISH Network Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information about such risks, uncertainties, and other factors is set forth in DISH Network Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2014. The forwardlooking statements speak only as of the date made, and DISH Network Corporation expressly disclaims any obligation to update these forward-looking statements.